UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2024

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 14, 2024, Super Micro Computer, Inc. (the “Company”) entered into a Master Colocation Services Agreement (the “MCSA”) with 4701 Santa Fe, LLC (the “Supplier”) to lease certain data center space owned by the Supplier. The MCSA is a master agreement containing general terms and conditions with the Supplier for any data center space that may be occupied by the Company, with each individual data center space to be documented under an individual service order that will have the property and space specifications.

Concurrent with the execution of the MCSA, the Company entered into that certain Service Order MCSA-001 (the “Service Order”) with the Supplier to lease data center space located in Vernon, California (the “Data Center Space”), which Service Order is governed by the MCSA. Pursuant to the Service Order, the Company has agreed to lease 21 MW of a multi-tenanted facility from the Supplier for a term of 10 years. The Company’s aggregate financial obligation for the term of the Service Order is estimated to be $600.0 million, which amount includes the monthly recurring charges, power charges and other anticipated costs.

Concurrent with the execution of the MCSA and the Service Order, the Company entered into that certain Sublicense (the “Sublicense”) with Lambda, Inc. (the “Sublicensee”) to sublicense all of the Company’s rights and obligations with respect to the Data Center Space. Pursuant to the Sublicense, the Sublicensee agreed to assume and perform all of the Company’s obligations, covenants, representations and terms under the MCSA and Service Order. The Sublicensee is obligated to pay to the Company the monthly recurring charges due from the Company under the Service Order plus an additional monthly charge. The Sublicensee is obligated pay all other charges due from the Company under the MCSA and Service Order directly to the Supplier.

The payments owed by the Company under the Service Order (as governed by the MCSA) may be accelerated by the Supplier in the event of a default under the MCSA and/or the Service Order and the exercise of remedies by the Supplier in connection therewith. Upon such acceleration, the Company has a right to seek reimbursement for such accelerated payments from Sublicensee pursuant to the terms of the Sublicense.

The foregoing description of the MCSA, Service Order and Sublicense is qualified in its entirety by reference to the text of the MCSA, Service Order and Sublicense, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1†	Master Colocation Services Agreement, dated June 14, 2024, by and between Super Micro Computer, Inc. and 4701 Santa Fe, LLC

10.2†	Service Order MCSA-001, dated June 14, 2024, by and between Super Micro Computer, Inc. and 4701 Santa Fe, LLC

10.3†	Sublicense, dated June 14, 2024, by and between Super Micro Computer, Inc. and Lambda, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: June 21, 2024	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)